Apollo Investment Corporation
Reports Financial Results for the Quarter Ended December 31, 2021

Fiscal Third Quarter and Other Recent Highlights:
•Net investment income per share for the quarter was $0.35 compared to $0.33 for the quarter ended September 30, 2021

•Net asset value per share as of the end of the quarter was $16.08 compared to $16.07 as of September 30, 2021, an increase of $0.01 driven primarily by a net appreciation on the corporate lending portfolio(1) and the accretive impact of share buybacks
•New investment commitments made during the quarter totaled $271 million(2)
•Gross fundings during the quarter totaled $335 million(3) consisting of $234 million of term loans and $101 million of revolvers
•Gross exits during the quarter totaled $358 million primarily consisting of $7 million of term loan sales, $274 million of term loan repayments, $6 million of equity positions, and $71 million of gross revolver paydowns
◦Repayments include $29 million of second lien corporate loans and $11 million from non-core assets
•Net repayments during the quarter totaled $23 million primarily consisting of $53 million of net term loan repayments and $30 million of net revolver fundings
•Net leverage(4) as of December 31, 2021 was 1.52x, up from 1.51x as of September 30, 2021
•Repurchased 954,806 shares of common stock at a weighted average price per share of $12.99, inclusive of commissions, for an aggregate cost of $12.4 million during the quarter
•Declared a distribution of $0.31 per share and a supplemental distribution of $0.05 per share for the quarter ending December 31, 2021
•Board authorizes a new $25 million share repurchase plan

New York, NY — February 3, 2022 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its third fiscal quarter ended December 31, 2021. The Company’s net investment income was $0.35 per share for the quarter ended December 31, 2021, compared to $0.33 per share for the quarter ended September 30, 2021. The Company’s net asset value (“NAV”) was $16.08 per share as of December 31, 2021, compared to $16.07 as of September 30, 2021.
On February 3, 2022, the Board of Directors declared a distribution of $0.31 per share payable on April 7, 2022 to shareholders of record as of March 21, 2022. On February 3, 2022, the Company’s Board also declared a supplemental distribution of $0.05 per share payable on April 7, 2022 to shareholders of record as of March 21, 2022.

Mr. Howard Widra, Apollo Investment’s Chief Executive Officer commented, “Results for the December quarter benefited from strong fee and prepayment income and also reflect the benefit from the ongoing monetization of non-earning or under-earning non-core assets. We continued to generate cash proceeds from the repayment of junior capital positions and non-core non-earning assets during the period. We have visibility into additional monetizations from our non-core portfolio in the coming quarters.” Mr. Widra continued, “The market did present us with an opportunity to repurchase our stock below NAV during the quarter which was accretive to both NAV per share and net investment income per share. In addition, we are pleased to announce that our Board has increased our share repurchase authorization by $25 million having nearly completed the prior authorization.”

(1)Based on corporate lending portfolio. Corporate lending portfolio includes leveraged lending, life sciences, franchise finance, asset based and lender finance. Excludes Merx Aviation Finance, LLC ("Merx") and non-core and legacy assets.
(2)Commitments made for the corporate lending portfolio.
(3)Gross fundings includes $0.5 million of equity.
(4)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	December 31, 2021		September 30, 2021		June 30, 2021		March 31, 2021		December 31, 2020
Total assets	$2.67		$2.69		$2.59		$2.54		$2.58
Investment portfolio (fair value)	$2.59		$2.61		$2.49		$2.45		$2.48
Debt outstanding	$1.59		$1.60		$1.49		$1.47		$1.51
Net assets	$1.02		$1.04		$1.04		$1.04		$1.02
Net asset value per share	$16.08		$16.07		$16.02		$15.88		$15.59

Debt-to-equity ratio	1.55	x	1.54	x	1.43	x	1.41	x	1.49	x
Net leverage ratio (1)	1.52	x	1.51	x	1.39	x	1.36	x	1.43	x
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(1)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended December 31,		Nine Months Ended December 31,
(in millions)*	2021	2020	2021	2020
Investments made in portfolio companies	$335.5	$157.2	$920.8	$400.9
Investments sold	(7.4)	(17.8)	(18.1)	(101.1)
Net activity before repaid investments	328.1	139.4	902.7	299.9
Investments repaid	(350.8)	(269.5)	(782.5)	(628.0)
Net investment activity	$(22.7)	$(130.1)	$120.2	$(328.2)

Portfolio companies at beginning of period	144	147	135	152
Number of new portfolio companies	7	7	27	10
Number of exited portfolio companies	(12)	(11)	(23)	(19)
Portfolio companies at end of period	139	143	139	143

Number of investments made in existing portfolio companies	62	35	79	62

____________________
* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended December 31,		Nine Months Ended December 31,
(in millions)*	2021	2020	2021	2020
Net investment income	$22.5	$28.2	$69.1	$84.4
Net realized and change in unrealized gains (losses)	(2.0)	4.9	9.1	(14.9)
Net increase in net assets resulting from operations	$20.5	$33.2	$78.1	$69.5

(per share)* (1)
Net investment income on per average share basis	$0.35	$0.43	$1.07	$1.29
Net realized and change in unrealized gain (loss) per share	(0.03)	0.08	0.14	(0.23)
Earnings per share — basic	$0.32	$0.51	$1.21	$1.06
____________________
* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *
During the three months ended December 31, 2021, the Company repurchased 954,806 shares at a weighted average price per share of $12.99, inclusive of commissions, for a total cost of $12.4 million. During the period from January 1, 2022 through February 2, 2022, the Company repurchased 60,605 shares at a weighted average price per share of $12.70 inclusive of commissions, for a total cost of $0.8 million.

Since the inception of the share repurchase program and through February 2, 2022, the Company repurchased 15,226,543 shares at a weighted average price per share of $15.99, inclusive of commissions, for a total cost of $244.2 million. On February 3, 2022, the Board approved a new stock repurchase plan (the “Repurchase Plan”) to acquire up to $25 million of the Company’s common stock. The new Repurchase Plan is in addition to the Company's existing share repurchase authorization, of which approximately $5.8 million of repurchase capacity remains. Accordingly, the Company now has approximately $30.8 million available for stock repurchases under its repurchase program.

* Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of December 31, 2021, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $5.1 million, totaled $1.592 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025, $125 million of Unsecured Notes (the "2026 Notes") which will mature on July 16, 2026 and $1.117 billion outstanding under the Facility. As of December 31, 2021, $0.2 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $692 million as of December 31, 2021, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

CONFERENCE CALL / WEBCAST AT 5:00 PM EST ON FEBRUARY 3, 2022

The Company will host a conference call on Thursday, February 3, 2022 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (866) 342-8591 approximately 5-10 minutes prior to the call; international callers should dial (203) 518-9713. Participants should reference either Apollo Investment Corporation Q3 2022 Earnings Call or Conference ID: AINVQ322 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through February 24, 2022 by dialing (800) 723-0532; international callers should dial (402) 220-2655. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.apolloic.com.

SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.apolloic.com.

Our portfolio composition and weighted average yields as of December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020 were as follows:

	December 31, 2021		September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Portfolio composition, at fair value:
First lien secured debt	87%		85%	81%	78%	78%
Second lien secured debt	4%		6%	7%	10%	10%
Total secured debt	91%		91%	88%	88%	88%
Unsecured debt	1%		1%	1%	1%	1%
Structured products and other	0%		0%	0%	0%	0%
Preferred equity	1%		1%	1%	1%	1%
Common equity/interests and warrants	6%		7%	10%	10%	10%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	7.9%		7.9%	7.7%	7.8%	7.8%
Second lien secured debt (2)	9.6%		9.5%	10.0%	9.9%	9.8%
Total secured debt (2)	8.0%		7.9%	7.9%	8.0%	8.0%
Unsecured debt portfolio (2)	5.3%		5.2%	5.2%	5.3%	5.3%
Total debt portfolio (2)	7.9%		7.9%	7.9%	8.0%	8.0%
Total portfolio (3)	6.9%		6.9%	6.4%	6.5%	6.5%
Interest rate type, at fair value (4):
Fixed rate amount	$0.0	billion	—	—	—	—
Floating rate amount	$2.0	billion	$2.1 billion	$1.9 billion	$1.9 billion	$1.9 billion
Fixed rate, as percentage of total	1%		—	—	—	—
Floating rate, as percentage of total	99%		100%	100%	100%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.0	billion	—	—	—	—
Floating rate amount	$2.0	billion	$2.1 billion	$1.9 billion	$1.9 billion	$2.0 billion
Fixed rate, as percentage of total	1%		—%	—%	—%	—%
Floating rate, as percentage of total	99%		100%	100%	100%	100%

(1)An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)Exclusive of investments on non-accrual status.
(3)Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION
STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share and per share data)

	December 31, 2021	March 31, 2021
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,017,543 and $1,871,073, respectively)	$1,994,935	$1,844,627
Non-controlled/affiliated investments (cost — $130,890 and $133,428, respectively)	67,345	50,874
Controlled investments (cost — $643,917 and $711,898, respectively)	532,563	553,650
Cash and cash equivalents	22,367	50,180
Foreign currencies (cost — $12,024 and $4,462, respectively)	12,100	4,444
Receivable for investments sold	851	1,351
Interest receivable	12,185	13,135
Dividends receivable	4,751	3,793
Deferred financing costs	18,187	21,528
Prepaid expenses and other assets	932	907
Total Assets	$2,666,216	$2,544,489

Liabilities
Debt	$1,587,376	$1,465,371
Distributions payable	22,999	23,493
Management and performance-based incentive fees payable	14,568	8,666
Interest payable	9,363	2,096
Accrued administrative services expense	416	794
Other liabilities and accrued expenses	7,218	7,739
Total Liabilities	$1,641,940	$1,508,159
Commitments and contingencies
Net Assets	$1,024,276	$1,036,330

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 63,707,845 and 65,259,176 shares issued and outstanding, respectively)	$63	$65
Capital in excess of par value	2,079,530	2,099,876
Accumulated under-distributed (over-distributed) earnings	(1,055,317)	(1,063,611)
Net Assets	$1,024,276	$1,036,330

Net Asset Value Per Share	$16.08	$15.88

APOLLO INVESTMENT CORPORATION
STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$42,466	$44,097	$121,560	$137,273
Dividend income	161	753	558	753
PIK interest income	629	1,627	2,421	4,025
Other income	1,575	1,246	3,756	1,792
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	49	61	143	73
Dividend income	310	323	959	1,000
PIK interest income	19	—	53	—
Other income	—	—	—	—
Controlled investments:
Interest income (excluding PIK interest income)	9,430	6,257	25,928	18,589
Dividend income	—	—	2,059	1,691
PIK interest income	334	—	977	728
Other income	—	—	—	—
Total Investment Income	$54,973	$54,364	$158,414	$165,924
Expenses
Management fees	$9,232	$8,957	$27,203	$27,743
Performance-based incentive fees	5,367	—	10,638	—
Interest and other debt expenses	14,133	13,213	40,740	42,450
Administrative services expense	1,441	1,201	4,426	3,590
Other general and administrative expenses	2,410	2,813	6,742	8,036
Total expenses	32,583	26,184	89,749	81,819
Management and performance-based incentive fees waived	—	—	—	—
Performance-based incentive fee offset	(31)	—	(178)	—
Expense reimbursements	(77)	(77)	(229)	(286)
Net Expenses	$32,475	$26,107	$89,342	$81,533
Net Investment Income	$22,498	$28,257	$69,072	$84,391
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(582)	$(6,196)	$2,221	$(14,235)
Non-controlled/affiliated investments	—	(632)	541	(4,285)
Controlled investments	—	—	(65,300)	—
Foreign currency transactions	(59)	117	(2,808)	393
Net realized gains (losses)	(641)	(6,711)	(65,346)	(18,127)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(1,771)	25,716	3,839	57,965
Non-controlled/affiliated investments	1,575	5,193	19,008	2,187
Controlled investments	(901)	(10,447)	46,894	(39,465)
Foreign currency translations	(219)	(8,842)	4,658	(17,502)
Net change in unrealized gains (losses)	(1,316)	11,620	74,399	3,185
Net Realized and Change in Unrealized Gains (Losses)	$(1,957)	$4,909	$9,053	$(14,942)
Net Increase (Decrease) in Net Assets Resulting from Operations	$20,541	$33,166	$78,125	$69,449
Earnings (Loss) Per Share — Basic	$0.32	$0.51	$1.21	$1.06

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc., a high growth global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on our financial condition, results of operations, liquidity and capital resources; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

For additional information about the COVID-19 pandemic and its potential impact on the Company’s results of operations and financial condition, please refer to the COVID-19 Developments section and additional disclosure in our Form 10-Q for the period ended December 31, 2021.

Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625
ebesen@apollo.com